UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 28, 2015

SOUND FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35633	45-5188530
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2005 5th Avenue, Second Floor, Seattle, Washington	98121
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (206) 448-0884

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items to be Included in this Report

Item 2.02.   Results of Operations and Financial Condition

On January 30, 2014, Sound Financial Bancorp, Inc. (the "Company") issued a press release announcing fourth quarter 2014 financial results.  A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The Company also announced that its Board of Directors declared a cash dividend on Sound Financial Bancorp, Inc. common stock of $0.05 per share, payable on February 26, 2014 to stockholders of record on the close of business on February 12, 2014.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)  Amendment to Bylaws.

Section 12.   Mandatory Retirement.

No person 75 years of age or older shall be eligible for election, re-election, appointment or re-appointment to the Board of Directors.  No director who has attained the age of 75 shall continue to serve as a director beyond the annual meeting of stockholders at which his or her term as a director expires.

A copy of the amended bylaws as of January 28, 2015 is attached hereto as Exhibit 99.3 to this Current Report and is incorporated herein by reference.

Item 8.01.   Other Events

On January 30, 2014, the Company issued a press release reporting that its Board of Directors approved a share repurchase program which authorizes the Company to purchase up to 2.5% of its outstanding shares of common stock.  Share repurchases may be executed through open market or in privately negotiated transactions, from time to time over a twelve-month period, in accordance with applicable Securities and Exchange Commission rules  A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report and is incorporated herein by reference..

Item 9.01.   Financial Statements and Exhibits.

(d)            Exhibits

99.1      Press Release dated January 30, 2014

99.2    Press Release dated January 30, 2014

99.3    Bylaws of Sound Financial Bancorp, Inc as of January 28, 2015.